                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM T-1

                           STATEMENT OF ELIGIBILITY UNDER
                        THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                    -----------

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION 305(b)(2) _________

                                    -----------

                FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                                             39-0281225
(JURISDICTION OF INCORPORATION OR                         (I.R.S. EMPLOYER
ORGANIZATION IF NOT A U. S. NATIONAL BANK)            IDENTIFICATION NUMBER)

777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN                53202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

               WILLIAM J. SCHULZ, SENIOR VICE PRESIDENT AND SECRETARY
                            FIRSTAR BANK MILWAUKEE, N.A.
                             777 EAST WISCONSIN AVENUE
                             MILWAUKEE, WISCONSIN 53202
                              TELEPHONE (414) 765-5725
             (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        WISCONSIN PUBLIC SERVICE CORPORATION
                (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

            WISCONSIN                                        39-0715160
 (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

    700 NORTH ADAMS STREET
     GREEN BAY, WISCONSIN                                      54307
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                               SENIOR DEBT SECURITIES
                          (TITLE OF INDENTURE SECURITIES)

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.
               Office of Commissioner of Banking, Madison, Wisconsin Federal Deposit Insurance Corporation, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The corporate trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                            AS OF NOVEMBER 23, 1998
                 COL. A                                   COL. B
             TITLE OF CLASS                         AMOUNT OUTSTANDING

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 6.   Voting Securities of the Trustee Owned by the Obligor or its
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              AS OF NOVEMBER 23, 1998


         COL. A             COL. B          COL. C              COL. D
       NAME OF OWNER   TITLE OF CLASS     AMOUNT OWNED        PERCENTAGE OF
                                          BENEFICIALLY      VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                               IN COL. C

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 7.   Voting Securities of the Trustee Owned by Underwriters or their
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                              AS OF NOVEMBER 23, 1998


         COL. A             COL. B          COL. C              COL. D
       NAME OF OWNER   TITLE OF CLASS     AMOUNT OWNED        PERCENTAGE OF
                                          BENEFICIALLY      VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                               IN COL. C

          Per General Instruction B to form T-1, no response is required to this item as the obligor is not presently in default.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              AS OF NOVEMBER 23, 1998

         COL. A                  COL. B                COL. C            COL. D
     TITLE OF CLASS             WHETHER             AMOUNT OWNED           PERCENT OF
                           THE SECURITIES       BENEFICIALLY OR HELD    CLASS REPRESENTED
                              ARE VOTING        AS COLLATERAL SECURITY   BY AMOUNT GIVEN
                             OR NONVOTING           FOR OBLIGATIONS          IN COL. C
                              SECURITIES              IN DEFAULT

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              AS OF NOVEMBER 23, 1998


       COL. A          COL. B              COL. C                COL. D
        NAME OF        AMOUNT           AMOUNT OWNED          PERCENT OF
     ISSUER AND     OUTSTANDING     BENEFICIALLY OR HELD    CLASS REPRESENTED
   TITLE OF CLASS                 AS COLLATERAL SECURITY     BY AMOUNT GIVEN
                                     FOR OBLIGATIONS IN        IN COL. C
                                     DEFAULT BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              AS OF NOVEMBER 23, 1998


       COL. A          COL. B              COL. C                COL. D
       NAME OF         AMOUNT           AMOUNT OWNED           PERCENT OF
     ISSUER AND     OUTSTANDING     BENEFICIALLY OR HELD    CLASS REPRESENTED
   TITLE OF CLASS                  AS COLLATERAL SECURITY    BY AMOUNT GIVEN
                                     FOR OBLIGATIONS IN        IN COL. C
                                     DEFAULT BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                              AS OF NOVEMBER 23, 1998


       COL. A          COL. B              COL. C                COL. D
       NAME OF        AMOUNT           AMOUNT OWNED            PERCENT OF
     ISSUER AND     OUTSTANDING     BENEFICIALLY OR HELD    CLASS REPRESENTED
   TITLE OF CLASS                  AS COLLATERAL SECURITY    BY AMOUNT GIVEN
                                     FOR OBLIGATIONS IN         IN COL. C
                                     DEFAULT BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              AS OF NOVEMBER 23, 1998


            COL. A                   COL. B                   COL. C
    NATURE OF INDEBTEDNESS     AMOUNT OUTSTANDING             DATE DUE

Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not applicable

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

     1. A copy of the Articles of Association of Firstar Bank Milwaukee, N.A., National Association (f/k/a First Wisconsin National Bank) as now in effect (filed herewith).

     2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

     3. Authorization of the Trustee to exercise trust powers (filed herewith).

     4. A copy of the existing By-Laws of Firstar Bank Milwaukee, N.A., National Association (f/k/a First Wisconsin National Bank) (filed herewith).

     5. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

     6. A copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervising or examining authority (filed herewith).

                                     SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Bank Milwaukee, N.A., National Association, a corporation organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 23rd day of November, 1998.

                                   FIRSTAR BANK MILWAUKEE, N.A., NATIONAL
                                   ASSOCIATION
                                          (Trustee)


                                   By:    /s/ Amy E. Nolde
                                      ----------------------------------------
                                        AMY E. NOLDE, TRUST OFFICER
                                          (Name and title)


                                   By:    /s/ Pamela Warner
                                      ----------------------------------------
                                        PAMELA WARNER, TRUST OFFICER
                                          (Name and title)

                                     EXHIBIT 1






                 FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION






                               ARTICLES OF ASSOCIATION

                                    AS AMENDED TO
                                   MARCH 27, 1995


                                        AND


                                      BY-LAWS

                                   AS AMENDED TO
                                  AUGUST 19, 1993

                              ARTICLES OF ASSOCIATION
                                         OF
                 FIRSTAR BANK MILWAUKEE, N.A., NATIONAL ASSOCIATION

                            AS AMENDED TO MARCH 27, 1995

AMENDED   9/14/92   FIRST.  The title of this Association shall be "Firstar Bank
                    Milwaukee,N.A., National Association."

                    SECOND. The place where the main banking house or office of this Association shall be located, its operations of discount and deposit carried on, and its general business conducted, shall be Milwaukee, County of Milwaukee, State of Wisconsin.

AMENDED   2/27/87   THIRD.  The Board of Directors of this Association shall
                    consist of such number of its shareholders not less than
                    five nor more than twenty-five, as from time to time shall be determined by a majority of the votes to which all of its shareholders are at the time entitled.  Each director,
                    during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this
                    Association or a minimum par value, fair market value or
                    equity interest of $1,000 of stock in the bank holding
                    company controlling this Association.  A majority of the
                    Board of Directors shall be necessary to constitute a quorum for the transaction of business.  The Board of Directors, by the vote of a majority of the full Board, may, between
                    Annual Meetings of the Shareholders, increase the membership of the Board by not more than two members and by like vote appoint qualified persons to fill the vacancies created
                    thereby.

                    FOURTH. The regular annual meeting of the Shareholders of this Association shall be held at its main banking house or other convenient place duly authorized by the Board of Directors on such day of each year as is specified therefor in the By-laws.

AMENDED   1/17/67   FIFTH.  The amount of authorized capital stock of this Association shall
          5/13/71   be Sixty-Three Million Dollars ($63,000,000) divided into 2,100,000
          2/22/74   shares of common stock of the par value of Thirty  Dollars ($30.00) each;
          1/21/75   but said capital stock may be increased or decreased from time to time
          10/27/75  in accordance with the provisions of the laws of theUnited States.
          1/17/80
          2/19/81
          3/27/95

                    No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

                    The Association may at any time or times authorize and issue debt obligations, whether or not subordinated, without the approval of the Shareholders.

AMENDED   2/16/78   SIXTH.  The Board of Directors shall appoint one of its
                    members President of this Association, who shall be Chairman of the Board, but the Board of Directors may appoint a
                    Director, in lieu of the President, to be Chairman of the
                    Board, who shall perform such other duties as may be
                    designated by the Board of Directors.  In the absence of the
                    Chairman of the Board and or the President of this
                    Association, the Board of Directors may appoint any one of the other officers or Directors of this Association to act as temporary Chairman at a meeting of the Board of Directors and to preside temporarily thereat; provided that such
                    temporary Chairman may not, unless he shall be a member of the Board of Directors, have any right to vote at such
                    meeting.  The Board of Directors shall have the power to
                    appoint one or more Vice Presidents, a Cashier and such
                    other officers as may be required to transact the business of this Association, to fix the salaries to be paid to all officers of this Association, and to dismiss such officers, or any of them.

                    The Board of Directors shall have the power to define the duties of officers and employees of this Association, to require bonds from them, and to fix the penalty thereof; to regulate the manner in which Directors shall be elected or appointed, and to appoint judges of the election; to make all by-laws that it may be lawful for them to make for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

SEVENTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

EIGHTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten percentum of the stock of this Association, may call a special meeting of shareholders at any time provided, however, that, unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association at their respective addresses as shown upon the books of the Association. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association, subject to the provisions of the banking laws of the United States. The notice of any shareholders' meeting, at which an amendment to the Articles of Association of this Association is to be considered, shall be given as hereinabove set forth.

                                     Exhibit 3


                              UNITED STATES OF AMERICA
                               THE STATE OF WISCONSIN
                              STATE BANKING DEPARTMENT


     WHEREAS, the FIRST WISCONSIN NATIONAL BANK, Milwaukee, Wisconsin, has been granted FIDUCIARY POWERS, as witnessed by certified copy of such permit granted by the Federal Reserve Board, under Subsection (k) of Section Eleven
(11) of the Federal Reserve Act, and

     WHEREAS, said bank has complied with Section 221.04, subsection (6),
220.09 and 223.02 of the Revised Statutes of Wisconsin, by depositing sufficient securities approved by this Department with the State Treasurer,

     NOW, THEREFORE, I, Wm. E. Nuesse, Commissioner of Banks for the State of Wisconsin, do concur in the permit as granted by the Federal Reserve Board, authorizing said bank to act as Trustee, Executor, Administrator, Committee of Estates of Lunatics, and in any other fiduciary capacity granted thereby.

     THIS CONCURRENCE OF PERMIT shall be subject to revocation in whole or in part, should the law relating to the fiduciary powers of national banks be further restricted, or should the bank exercising these fiduciary powers fail to comply with any or all provisions of the Statutes of Wisconsin.

                         IN TESTIMONY WHEREOF, I have hereunto set my hand and caused my Official Seal to be affixed. Done at the Hill Farms State Office Building, in the City of Madison, this 10th Day of March, 1967.

                         /s/Wm. E. Nuesse
                         __________________________________________________
                                            Wm. E. Nuesse
                                        Commissioner of Banks

                                     EXHIBIT 4









              F I R S T A R   B A N K   M I L W A U K E E ,   N .  A .

                                   B Y - L A W S

                                     ARTICLE I

                                    SHAREHOLDERS

AMENDED:  12/18/75

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held on the third Thursday of February of each year, at 8:30 o'clock in the morning, unless some other hour shall have been designated by the Board of Directors. If the election of directors shall not be held on the date designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

AMENDED:  6/19/80

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the laws of the United States or the Articles of Association, may be called by the Chairman of the Executive Committee, the Chairman of the Board, the President or the Board of Directors, and shall be called by the Secretary upon a written request to him signed by at least three shareholders owning in the aggregate not less than ten percent of all outstanding shares of the Association entitled to vote at the meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any convenient place in the City of Milwaukee, Wisconsin, as the place of meeting for any annual meeting or for any special meeting. If no such designation is made, the place of meeting shall be the main banking office of the Association in the City of Milwaukee, Wisconsin. Any meeting may be adjourned to reconvene at any place in the City of Milwaukee, Wisconsin, designated by vote of a majority of the shares represented thereat.

AMENDED:  6/19/80

SECTION 4. NOTICE OF MEETING. Unless otherwise provided by the laws of the United States or the Articles of Association, written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, by or at the direction of the Chairman of the Executive Committee, the Chairman of the Board, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record book of the Association, with postage thereon prepaid.

SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Association may provide that the stock transfer books shall be closed for stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

AMENDED:  6/19/80

SECTION 6. VOTING LISTS. The Secretary shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the office of the Association and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

SECTION 7. QUORUM. Except as otherwise provided by law, a majority of the outstanding shares of the Association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion or election. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

AMENDED:  6/19/80

SECTION 8. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Association before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except for the election of Directors. In all elections of Directors each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his shares shall equal or to distribute them on the same principle among as many candidates as he shall elect.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS.

AMENDED:  6/19/80

(a) OTHER CORPORATION. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation, or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Association, given in writing to the Secretary of the designation of some other person by the Board of Directors or the by-laws of such other corporation.

AMENDED:  6/19/80

(b) LEGAL REPRESENTATIVES AND FIDUCIARIES. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of the meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Association, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) PLEDGES. A shareholder whose shares are pledges shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) TREASURY STOCK AND SUBSIDIARIES. Neither treasury shares, nor shares held by another corporation if majority of the shares entitled to vote for the election of directors of such other corporation is held by this Association, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

AMENDED:  6/19/80

(e) MINORS. Shares held by a minor may be voted by such minor in person or proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Association has received written notice or has actual knowledge that such shareholder is a minor.

AMENDED:  6/19/80

(f) INCOMPETENTS AND SPENDTHRIFTS. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Association has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

AMENDED:  6/19/80

(g) JOINT TENANTS. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Association a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Association has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

SECTION 11. WAIVER OF NOTICE OF SHAREHOLDERS. Whenever any notice whatever is required to be given to any shareholder of the Association under the Article of Association or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of law shall contain the same information as would have been required to be included in such notice, except such waiver need not set forth the time and place of meeting.

SECTION 12. CHAIRMAN AND SECRETARY OF MEETING. At each meeting of the shareholders, the shareholders shall elect a Chairman and a Secretary of the meeting, each of whom shall be either an officer or a shareholder of the Association.

AMENDED:  6/19/80

SECTION 13. JUDGES OF ELECTIONS. Not less than thirty days prior to the date of any election of Directors the Board of Directors shall appoint two shareholders to be the judges of said election has been held the judges shall certify the results thereof to the Secretary.

AMENDED:  6/19/80

SECTION 14. REPORTS OF MEETINGS. The Secretary of the meeting shall cause the record of each meeting of shareholders to be kept showing the names of the shareholders present in person and by proxy, the number of shares held by each and the number of shares voted on each action. After each such meeting the Secretary shall forward a report thereof to the Comptroller of the Currency in the form prescribed by him.

                                     ARTICLE II

                                 BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Association shall be managed by its Board of Directors.

AMENDED:  10/19/67; 6/19/80; 1/21/82

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist of not less than five nor more than twenty-five persons. The number of Directors to be elected shall be determined by a majority of the votes cast by the shareholders at the annual meeting or at a special meeting called for such purpose; provided that the Board of Directors may, by a vote of the majority of its members, increase the number of members of the Board as established by the shareholders by not more than two members. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected, or until his death or until he shall resign by filing his written resignation with the Secretary. No person shall be eligible to be elected or re-elected as a member of the Board of Directors if he shall have attained 70 years of age at the date of his election.

SECTION 3. OATH. Each person when initially elected or appointed a member of the Board of Directors shall take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a Director shall exercise the functions of such office until he shall have taken such oath.

SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, without other notice than this By-law, immediately after and at the same place as the annual meeting of shareholders for the purpose of the Directors taking their oaths, organizing the Board, electing the Executive Committee, appointing officers of the Association and transacting such other business as may properly come before the meeting. Additional regular meetings of the Board of Directors shall be held monthly on such day and at such hour as the Board of Directors may provide by resolution, without other notice than such resolutions. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next business day unless the Board of Directors shall have previously designated another day.

AMENDED:  6/19/80

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Executive Committee, Chairman of the Board, the President, the Executive Vice President, and shall be called by the Secretary at the request of three or more Directors.

SECTION 6. PLACE OF MEETING. The Board of Directors (or in the case of a special meeting called at the request of the Chairman of the Executive Committee, the Chairman of the Board, the President, the Executive Vice President, or three or more Directors calling such meeting, the officer of Directors requesting such call) may designate any convenient place in the City of Milwaukee, Wisconsin, as the place of meeting for any meeting of the Board of Directors. If no such designation is made, the place of meeting shall be the main banking office of the Association in the City of Milwaukee, Wisconsin.

AMENDED:  6/19/80

SECTION 7. NOTICE. Notice of any special meeting shall be given by the Secretary to each Director at least 48 hours previous thereto by orally presenting such notice to a Director personally, directly or by telephone, or by written notice delivered personally or mailed to a Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid (air mail postage as to any Director whose address is more than 200 airline miles from Milwaukee, Wisconsin). If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any Director under the provisions of these By-laws or under the provisions of the Articles of Association or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 8. QUORUM. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

SECTION 9. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of greater number is required by law or by the Articles of Association or these By-laws.

SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors by resignation or death or by reason of the increase in the number of authorized members of the Board as provided at Section 2 of this Article II may be filled until the next succeeding annual election by appointment pursuant to the affirmative vote of a majority of the Directors then in office.

AMENDED:  6/19/80

SECTION 11. PRESUMPTION OF ASSENT. A Director of the Association who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall file his written dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                    ARTICLE III

                                     COMMITTEES

AMENDED:  2/19/87

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors shall, at its regular meeting held immediately following the annual meeting of shareholders, elect an Executive Committee consisting of such number of members of the Board, not less than six nor more than fifteen, as the Board may fix by resolution. The Chairman of the Board and President shall be members of the Executive Committee. The Board of Directors shall also elect six or more of its members to serve as alternate members of the Executive Committee, which alternate members may be called upon by the Chairman of the Executive Committee to serve in the absence of any of the regular members. Any vacancy occurring in the Executive Committee may be filled until the next succeeding annual election by appointment of the Board of Directors.

The Executive Committee shall be vested with all the authority of the Board of Directors and, subject to the control of the Board, shall direct the management of the affairs of the Association in the interim between meetings of the Board. The Executive Committee may require that it shall approve all loans and discounts to any individual or entity which equal or exceed such aggregate amount as the Executive Committee shall keep minutes of all of its meetings, showing the matters considered and disposed of by it, which minutes shall be presented to the Board of Directors at its next succeeding regular meeting.

The Executive Committee shall elect one of its members as Chairman of the Executive Committee who may, but need not be, the Chairman of the Board of Directors and/or the President. Such election shall be made annually at the first meeting of the Executive Committee held after each annual meeting of the shareholders. The Chairman of the Executive Committee shall hold office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal in the manner hereinafter provided. The Chairman of the Executive Committee shall appoint a Secretary who need not be a member of the Executive Committee.

AMENDED:  2/15/79; 7/19/79; 2/19/80; 9/18/80; 11/18/82; 2/19/87; 8/19/93

SECTION 2. RISK EXAMINATION COMMITTEE. The Board of Directors shall, at its regular meeting held immediately following the annual meeting of shareholders, elect a Risk Examination Committee consisting of not less than three members of the Board, none of whom may be officers of the Association, except where the full Board of Directors comprises the Risk Examination Committee. The Board of Directors may also elect one or more of its members to serve as an alternate member or members of the Risk Examination Committee, which alternate member or members may be called upon by the Chairman of the Risk Examination Committee to serve in the absence of any of the regular members.

The Board of Directors shall appoint the Chairman of the Risk Examination Committee, who shall be a member of such Committee, and a Secretary, who need not be a member of such Committee.

The Risk Examination Committee shall cause suitable examinations of the affairs of the Association to be made by auditors responsible only to the Board of Directors, in order to ascertain whether the Association is in sound financial condition, and whether adequate internal audit controls and procedures are maintained. The Risk Examination Committee shall also review activities that represent significant potential loss of income or assets of the Association. The Risk Examination Committee shall, in addition, cause suitable examinations of the Trust Department to be made by such independent auditors at least once during each calendar year and within fifteen months of the last such audit for the purpose of determining whether the Trust Department has been administered according to law, the regulations of any governmental regulatory agency and sound fiduciary principles. The results of each such examination, together with the results of any examination made by the examining staff of any governmental regulatory agency, shall be reviewed by the Risk Examination Committee and reported to the Board of Directors, together with any recommended changes in the manner of conducting the affairs of the Association as shall be deemed advisable, and made a part of the records of the Association.

AMENDED:  9/18/80; 2/19/87

SECTION 3. TRUST INVESTMENT COMMITTEE. The Board of Directors shall, at its regular meeting held immediately following the annual meeting of shareholders, elect a Trust Investment Committee, consisting of such number of members of the Board, not less than three nor more than fifteen, as the Board may fix by resolution. The Board of Directors shall also elect six or more of its members to serve as alternate members of the Trust Investment Committee, which alternate members may be called upon by the Chairman of the Board to serve in the absence of any of the regular members.

The Trust Investment Committee shall appoint a Chairman who shall be a member of such Committee, and a Secretary, who need not be a member of such Committee.

All investments of trust funds shall be made, retained or disposed of only with the authorization or approval of the Trust Investment Committee. The Trust Investment Committee shall, at least annually, review each trust account to determine the safety and value of its assets and advisability of retaining or disposing of them. The Trust Investment Committee shall keep minutes of all of its meetings, showing the disposition of all matters considered and passed on by it, which minutes shall be presented to the Executive Committee at its next succeeding regular meeting.

AMENDED:  11/15/73

SECTION 4. OFFICERS' LOAN COMMITTEES. The Executive Committee or the Board of Directors may appoint such Officers' Loan Committees as it deems appropriate from time to time, each such Committee shall consist of such number of officers of the Association as the Executive Committee or the Board of Directors shall determine by resolution. The Executive Committee or the Board of Directors may also appoint one or more officers of the Association to serve as alternate members of such Committees, which alternate members may be called upon by the Chairman of the Board, President or the Chairman of the respective Committee to serve in the absence of any of the regular members. The Executive Committee or the Board of Directors shall designate the person who shall serve as Chairman of each such Committee and each Committee shall appoint a Secretary who need not be a member of the Committee.

Each such Officers' Loan Committee shall have such powers to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts held by the Association as the Executive Committee or the Board of Directors may from time to time specify by resolution, subject at all times to the control of the Executive Committee and the Board of Directors. Such Committees shall report their actions to each regular meeting of the Executive Committee or Board of Directors, which shall approve or disapprove the report and record such action in the minutes of their meetings, but no such disapproval shall adversely affect the interests of any customer or third party in any transaction or commitment made under the authority of this Section.

ADDED:  11/15/73; 1/20/83

SECTION 5. OTHER COMMITTEES. The Board of Directors or Executive Committee by resolution may designate one or more additional committees, each committee to consist of such number of officers and/or directors of the Association as may be specified in such resolution, provided, however, that a Plan Committee for any pension plan established by the Association may consist of such officers, directors, and/or employees of the Association as may be designated by the Board. Each such committee shall have such powers in the management of the business and affairs of the Association to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by the Executive Committee or Board of Directors, except action in respect to matters requiring action by the shareholders, Board of Directors, Executive Committee or other committee established by or pursuant to these By-laws. The Executive Committee or Board of Directors may specify one or more alternate member of any such committee who may take the place of any absent members or members at any meeting of such committee, upon request by the Chairman of the Board, President or upon request by the chairman of such committee. Each such committee shall fix its own rules governing the conduct of its activities and shall report their actions to each regular meeting of the Executive Committee or Board of Directors, which shall approve or disapprove the report and record such action in the minutes of their meetings.

                                     ARTICLE IV

                                      OFFICERS

AMENDED:  2/16/78; 6/19/80; 9/15/88; 3/18/93

SECTION 1. NUMBER AND QUALIFICATIONS. The principal officers of the Association shall be a Chairman of the Board of Directors, a President, one or more Executive, Senior and First Vice Presidents, a Cashier, a Trust Officer, a Comptroller, and a Secretary, each of whom shall be appointed by the Board of Directors. Such other officers, including Vice Presidents, and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Cashier, the offices of President and Secretary, and the offices of President and Vice President. The Chairman of the Board of Directors and President shall be members of the Board of Directors. Except to the extent such power is limited by the Board of Directors, any officer authorized by these By-laws or the Board of Directors to appoint officers may appoint one or more other officers or assistant officers, and any officer making such an appointment shall report the appointment to the Board of Directors at its next regular meeting.

SECTION 2. TERMS OF OFFICE. The officers of the Association shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If officers shall not be appointed at such meeting, they shall be appointed as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent appointed by the Board of Directors or Executive Committee may be removed by the Board of Directors or Executive Committee, as the case may be, whenever in its judgment the best interests of the Association will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights.

SECTION 4. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

AMENDED:  3/18/93

SECTION 5. PRINCIPAL EXECUTIVE OFFICER. The principal executive officer of the Association shall be either the Chairman of the Board or the President of the Association, as is designated from time to time by the Board of Directors by resolution duly adopted by a majority of its members at any regular or Special Meeting. Subject to the control of the Board of Directors such principal executive officer shall generally supervise and control all of the business and affairs of the Association. The principal executive officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents, employees and, in accordance with Section 1 of this Article, other officers of the Association as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents, employees and officers shall hold office at the discretion of the principal executive officer.

AMENDED:  1/16/69; 2/18/82

SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall perform all such duties as may be prescribed by the Board of Directors from time to time.

AMENDED:  1/16/69; 6/19/80; 2/18/82

SECTION 7. PRESIDENT. The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Unless the Board of Directors otherwise provides, in the absence of the Chairman of the Board or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. He may sign with the Cashier, Secretary, Assistant Cashier or Assistant Secretary, or any other proper officer of the Association thereunto authorized by the Board of Directors certificates for shares of the Association.

AMENDED:  2/16/78

SECTION 8. EXECUTIVE VICE PRESIDENT(S). The Executive Vice President(s) shall consult with the Chairman of the Board and the President regarding the business and affairs of the Association and shall perform such duties as may be prescribed by the Chairman of the Board, the President and the Board of Directors from time to time. In the absence of the President, or in the event of his inability or refusal to act, the Board of Directors may designate one Executive Vice President to perform the duties of President and when so acting said Executive Vice President shall have all of powers of and be subject to all of the restrictions upon the President.

SECTION 9. THE VICE PRESIDENTS. In the absence of the Chairman of the Board, the President and the Executive Vice President, or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by resolution of the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the Chairman of the Board and the President (except for presiding at meetings of the shareholders, of the Board of Directors and of the Executive Committee), and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and/or President. Any Vice
President may sign, with the Cashier, certificates for shares of the Association; and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Executive Committee, the Chairman of the Board, the President, or by the Board of Directors.

AMENDED:  6/19/80

SECTION 10. THE CASHIER. The Cashier and the Secretary, or either of them, shall
(a) be custodians of the corporate records and of the seal of the Association and see that the seal of the Association is affixed to all documents the execution of which on behalf of the Association under its seal is duly authorized; and (b) sign with the President, or a Vice President, certificates for shares of the Association, the issuance of which shall have been authorized by resolution of the Board of Directors. The Cashier shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the officer of Cashier or imposed by these By-laws and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

SECTION 11. COMPTROLLER. The Comptroller shall be responsible for the accuracy and proper maintenance of all accounting records of the Association in accordance with generally recognized principles of accounting acceptable to the Board of Directors. He shall prepare and furnish to the Board periodic reports showing the financial condition and results of operations of the Association, together with such other information as he may be called upon from time to time to furnish. The Comptroller shall also perform such other duties as may be assigned to him directly or indirectly, by the Chairman of the Board, the President or the Board of Directors. The Comptroller shall be responsible to the Board of Directors of the Association and shall report to the Board directly or through the Chairman of the Board.

ADDED:  6/19/80

SECTION 12. THE SECRETARY. The Secretary of the Association shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) advise all members of the Board of Directors immediately upon their election as such; (d) along with the Cashier, or either of them, be custodians of the corporate records and of the seal of the Association and see that the seal of the Association is affixed to all documents the execution of which on behalf of the Association under its seal is duly authorized; (e) keep a register of the post office address of each shareholder; (f) sign with the President, or a Vice President, certificates for shares of the Association, the issuance of which shall have been authorized by resolution of the Board of Directors, as duties of the Cashier. The Secretary shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

RENUMBERED:  6/19/80

SECTION 13. ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as to such power may be otherwise defined or restricted by the Board of Directors.

                                     ARTICLE V

                     CERTIFICATES FOR SHARES AND THEIR TRANSFER

AMENDED:  6/19/80

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Association shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Cashier, Assistant Cashier, Secretary or Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Association as the Board of Directors may prescribe.

AMENDED:  6/19/80

SECTION 2. FACSIMILE SIGNATURES AND SEAL. The Seal of the Association on any certificates for shares may be a facsimile. The signatures of the President or Vice President, the Cashier or Assistant Cashier and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Association itself or an employee of the Association.

AMENDED:  6/19/80

SECTION 3. SIGNATURE BY FORMER OFFICERS. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Association with the same effect as if he were such officer at the date of its issue.

SECTION 4. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration or transfer the Association may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Association with a request to register for transfer, the Association had no duty to inquire into adverse claims or has discharged any such duty. The Association may require reasonable assurance that said endorsements are genuine, effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

SECTION 5. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Association.

                                     ARTICLE VI

                                     CONTRACTS

AMENDED:  3/18/76

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, execute and deliver any instrument in the name of and on behalf of the Association, execute checks, drafts, bills of exchange, orders, letters of credit and other obligations of the Association, transmit and receive funds of the Association, direct the transfer of such funds by others and enter into agreements which authorize others, on terms and conditions set forth therein, to transmit, receive and direct transfer of such funds by telegraphic, telephonic, electronic or other means, and such authorization may be general or confined to specific instances.

                                    ARTICLE VII

                                     AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted by the shareholders or Board of Directors by majority vote at any regular meeting or special meeting noticed for such purpose. Any By-law adopted by the Board of Directors shall be subject to amendment or repeal by the shareholders as well as by the Directors.


                                    ARTICLE VIII

                                   CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Association and the words "Corporate Seal."


                                     ARTICLE IX

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. DEFINITIONS OF TERMS FOR THIS ARTICLE.

(a) "Director or Officer" shall include any person who may have served at the request of the Association as a director or officer of another corporation in which the Association owned stock or was a creditor at any time during the period of said service, and all past, present and future directors and officers of the Association whether or not so serving at the time of incurring the expenses or liabilities referred to herein, and their personal representatives.

(b) "Expenses" shall include, without limiting the generality thereof, amounts paid or payable as fees of legal counsel and experts.

(c) "Action" means any civil, criminal or administrative action, suit, proceeding or claim, or threat thereof, in which a director or officer may be involved as a party or otherwise, by reason of his having served as such director or officer or by reason of anything done or omitted by him as such director or officer, or alleged to have been so done or omitted.

(d) "Determination by the Board of Directors" means a determination made by resolution, upon favorable advice by counsel for the Association, adopted by the affirmative vote of a majority of a committee consisting of all directors of the Association then in office, other than those involved in the action, provided that there are not less than three, such determination shall be deemed to have been made if recommended by affirmative vote of a majority of the directors of the Association then in office (whether or not involved in the action) but only to the extent concurred in by either (i) the affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of the shareholders called for that purpose, or (ii) the opinion of independent legal counsel selected by the Board of Directors.

SECTION 2. MANDATORY INDEMNIFICATION. The Association shall indemnify each director or officer against all expenses actually and reasonably incurred by him in connection with any action and against all liability to which he is subjected upon disposition of any action, if either (a) final disposition of such action is made in favor of such director or officer or (b) he is adjudged to be not guilty of gross negligence or misconduct in the performance of duty to the Association in the matter.

SECTION 3. ASSUMPTION OF DEFENSE AND LIABILITY. If any director or officer, who is involved in any action for which mandatory indemnification might be required under Section 1 in the event of favorable adjudication thereof, shall make full disclosure to the Board of Directors of or to counsel for the Association of the pertinent facts not otherwise known to the Association, and if there shall be made a determination by the Board of Directors that in its opinion such director or officer was not guilty of negligence or misconduct in the performance of duty to the Association in the matter, the Association shall assume or provide at the Association's expense and risk the defense or settlement thereof on his behalf; and in such event such director or officer shall have no liability to the Association for any expense, liability or settlement payment incurred by the Association in the matter.

SECTION 4. INSURANCE. The Association may upon affirmative vote of a majority of its Board of Directors, purchase commercial insurance for the benefit of a director or officer against all or any part of the expenses of actions against such director or officer; and such insurance need not exclude actions in which such director or officer may thereafter be adjudged guilty of negligence or misconduct in the performance of duty to the Association. Such insurance may, but need not, be for the benefit of all directors or officers.

SECTION 5. FURTHER ASSUMPTION OR SHARING OF EXPENSE AND LIABILITY. If complete indemnification of expense, liability or settlement payments is not provided pursuant to Sections 2, 3 and 4 to any director or officer, the Association may grant such further indemnification in whole or in part as may be fixed by determination by the Board of Directors upon consideration of the circumstances of the individual action.

SECTION 6. LIABILITY FOR DETERMINATION. The Association and its directors, officers, employees and agents shall not be liable to anyone for making any determination as to the existence or absence of liability under any of Section 2 through 5 above, or for making or refusing to make any payment thereunder on the basis of such determination, or for taking or omitting to take any other action thereunder in reliance upon advice of counsel.

SECTION 7. OTHER RIGHTS. The foregoing indemnification provisions shall be in addition, and may be claimed without prejudice, to any other rights which any director, officer, employee or agent may have.

                                     ARTICLE X

                                EMERGENCY PROVISIONS

SECTION 1. APPLICABILITY. The provisions of this Article shall be of no effect until the occurrence of a state of emergency resulting in this Association being unable to continue its normal functions under the direction of established management and at the location of its main office (in this Article referred to as "Emergency"), which Emergency may include but shall not be limited to war or war-like disaster. Upon such occurrence and during the continuation of such
Emergency:

(a) the provisions of this Article shall become effective forthwith and shall remain so effective without further authorization or declaration, unless otherwise determined by the Board of Directors or other body performing the powers of the Board of Directors as provided in these By-laws or under any governmental directives, and

(b) so far as the provisions of this Article are in conflict with the provisions of any other By-law or resolution theretofore adopted, the provisions of this Article shall prevail.

SECTION 2. TEMPORARY OFFICES. Upon the occurrence and during the continuation of such an Emergency of sufficient severity so as to prevent this Association from carrying on its normal banking functions at the location of its main office, any or all of the business ordinarily conducted at such location shall be temporarily relocated elsewhere in suitable quarters, which may be or include but need not be limited to an established branch office of this Association, as may be designated by the Board of Directors or other body performing the powers of the Board of Directors as provided in these By-laws or under any governmental directives. Such relocated place of business shall be within the City of Milwaukee if a suitable location within such City is available. Any temporary relocated place of business shall be returned to its original or other legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

SECTION 3. EMERGENCY EXECUTIVE COMMITTEE. Upon the occurrence and during the continuance of such an Emergency of sufficient severity so as to prevent the conduct and management of the affairs and business of this Association by its Board of Directors and the regularly established committees thereof:

(a) There is hereby created an Emergency Executive Committee, which may exercise the full powers and authority of the Board of Directors and of any other regularly established Committee of the Board of Directors until the Board of Directors or other such established committee may be available to resume exercise of its functions.

(b) Such Emergency Executive Committee shall consist of the then available members of the Board of Directors, any three of whom shall constitute a quorum. Whenever less than three regularly elected directors of this Association shall be available to serve on such Emergency Executive Committee, the place of any absent director may be taken by any person, designated by prior resolution of the Board of Directors of First Wisconsin Bankshares Corporation (as holder of more than 98% of the outstanding shares of this Association), to serve as an acting director and member of the Emergency Executive Committee until not less than three regularly elected directors of this Association are available to serve.

(c) The Emergency Executive Committee may meet upon such notice and at such times and places, as the person performing the powers and duties of President may determine to be practicable under Emergency conditions. Approval by any member of any matter or action, given by written, telegraphic or telephone consent, shall have the same effect as a vote taken at a meeting.

AMENDED:  6/19/80

SECTION 4. EMERGENCY OFFICER SUCCESSION. If during any Emergency, neither the Chairman of the Board, nor the President, nor the Executive Vice President of this Association can be located by the then acting main office or is unable to assume or to continue normal executive duties, then the authority and duties of such officer shall without further action of the Board of Directors, be automatically assumed temporarily by the Senior Vice Presidents of the Bank and such monthly amounts of Pension Plan Benefits shall be calculated according to the applicable method of payment as provided under the Pension Plan, including any such method or payment option validly elected by the Eligible Employee or his Beneficiary thereunder.

                                     EXHIBIT 5

                 CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b)
                         OF THE TRUST INDENTURE ACT OF 1939

Firstar Bank Milwaukee, N.A., National Association, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   FIRSTAR BANK MILWAUKEE, N.A.,
                                   National Association
                                       (Trustee)


                                   By:    /s/ Amy E. Nolde
                                      ----------------------------------------
                                        AMY E. NOLDE, TRUST OFFICER
                                               (Name and title)


                                   By:    /s/ Pamela Warner
                                      ----------------------------------------
                                        PAMELA WARNER, TRUST OFFICER
                                               (Name and title)


Dated:  November 23, 1998

                                     EXHIBIT 6

Legal Title of Bank:     Firstar Bank Milwaukee, N.A.       Call Date:  12/31/97    ST-BK:  55-9180    FFIEC 031
Address:                 777 East Wisconsin Avenue                                            Page RC-1
City, State Zip:         Milwaukee, Wisconsin 53202
FDIC Certificate No.:    | 0 | 5 | 3 | 0 | 8 |

              CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                             SCHEDULE RC--BALANCE SHEET

                                                                                                           |      C400   |
                                                  Dollar Amounts in Thousands                   RCFD Bil Mil Thou
-----------------------------------------------------------------------------          -----------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):. . . .   |   / / / / / / / / / / / / / /   |
     a. Noninterest-bearing balances and currency and coin (1) . . . . . . . . . . .             0081              690,396   1.a.
     b. Interest-bearing balances (2). . . . . . . . . . . . . . . . . . . . . . . .             0071                5,324   1.b.
2.   Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   |   / / / / / / / / / / / / / /   |
     a. Held-to-maturity securities (from Schedule RC-B, Column A):. . . . . . . . .             1754              533,471   2.a.
     b. Available-for-sale securities (from Schedule RC-B, Column D) . . . . . . . .             1773              483,764   2.b.
3.   Federal funds sold and securities purchased under agreements to resell  . . . .             1350              851,589   3.
4.   Loans and lease financing receivables:. . . . . . . . . . . . . . . . . . . . .   |   / / / / / / / / / / / / / /   |
     a. Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . .   |   / / / / / / / / / / / / / /   |
        (from Schedule RC-C) . . . . . . . . . . . . . . . .  | RCFD 2122 | 4,605,912  |   / / / / / / / / / / / / / /   |   4.a.
     b. LESS:  Allowance for loan and lease losses . . . . .  | RCFD 3123 |    71,941  |   / / / / / / / / / / / / / /   |   4.b.
     c. LESS:  Allocated transfer risk reserve . . . . . . .  | RCFD 3128 |         0  |   / / / / / / / / / / / / / /   |   4.c
     d. Loans and leases, net of unearned income, allowance, and reserve . . . . . .   |   / / / / / / / / / / / / / /   |
     (Item 4.a. minus 4.b. and 4.c.) . . . . . . . . . . . . . . . . . . . . . . . .             2125            4,533,971   4.d.
5.   Trading assets (from Schedule RC-D) . . . . . . . . . . . . . . . . . . . . . .             3545                9,318   5.
6.   Premises and fixed assets (including capitalized leases). . . . . . . . . . . .             2145              131,024   6.
7.   Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . . . .             2150                1,205   7.
8.   Investments in unconsolidated subsidiaries and associated companies . . . . . .   |   / / / / / / / / / / / / / /   |
     (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2130                    0   8.
9.   Customers' liability to this bank on acceptances outstanding. . . . . . . . . .             2155                7,084   9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . .             2143               26,939   10.
11.  Other assets (from Schedule RC-F).. . . . . . . . . . . . . . . . . . . . . . .             2160              108,520   11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . .             2170            7,382,605   12.

___________

(1)   Includes cash items in process of collection and unposted debits
(2)   Includes time certificates of deposit not held for trading


                                                  Dollar Amounts in Thousands                   RCFD Bil Mil Thou
-----------------------------------------------------------------------------          -----------------------------------
LIABILITIES
13.  Deposits:.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   |   / / / / / / / / / / / / / /   |
     a. In domestic offices (sum of totals of columns A and C from . . . . . . . . .   |   / / / / / / / / / / / / / /   |
        Schedule RC-E, part 1) . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCON 2200                 4,503,091 13.a.
        (1)  Noninterest-bearing (1) . . . . . . . . . . . .| RCON 6631 |  1,535,600   |   / / / / / / / / / / / / / /   | 13.a.(1)
        (2)  Interest-bearing. . . . . . . . . . . . . . . .| RCON 6636 |  2,967,491   |   / / / / / / / / / / / / / /   | 13.a.(2)
     b. In foreign offices, Edge and Agreement . . . . . . . . . . . . . . . . . . .   |   / / / / / / / / / / / / / /   |
        subsidiaries, and IBFs (from Schedule RC-E, part II) . . . . . . . . . . . .   RCFN 2200                   232,771 13.b.
        (1)  Noninterest-bearing . . . . . . . . . . . . . .| RCFN 6631 |        960   |   / / / / / / / / / / / / / /   | 13.b.(1)
        (2)  Interest-bearing. . . . . . . . . . . . . . . .| RCFN 6636 |    231,811   |   / / / / / / / / / / / / / /   | 13.b.(2)

                                                                                                           |      C400   |
                                                  Dollar Amounts in Thousands                   RCFD Bil Mil Thou
-----------------------------------------------------------------------------          -----------------------------------
LIABILITIES (continued)
14.  Federal funds purchased and securities sold under agreements to repurchase. . .   RCON 2800                 1,259,149 14.
15.  a. Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . .   RCON 2840                   410,759 15.a.
     b. Trading liabilities (From Schedule RC-D) . . . . . . . . . . . . . . . . . .   RCFD 3548                     8,381 15.b.
16.  Other borrowed money (including mortgage indebtedness and obligations under . .   |   / / / / / / / / / / / / / /   |
     capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   |   / / / / / / / / / / / / / /   |
     a. With a remaining maturity of one year or less. . . . . . . . . . . . . . . .   RCFD 2332                     3,253 16.a.
     b. With a remaining maturity of more than one year through three years. . . . .   RCFD A547                         0 16.b.
     c. With a remaining maturity of more than three years.. . . . . . . . . . . . .   RCFD A547                    20,000 16.c.
17.  Not applicable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   |   / / / / / / / / / / / / / /   |
18.  Bank's liability on acceptances executed and outstanding  . . . . . . . . . . .   RCFD 2920                     7,084 18.
19.  Subordinated notes and debentures (2) . . . . . . . . . . . . . . . . . . . . .   RCFD 3200                   293,678 19.
20.  Other liabilities (from Schedule RC-G)  . . . . . . . . . . . . . . . . . . . .   RCFD 2930                    96,576 20.
21.  Total liabilities (sum of items 13 through 20)  . . . . . . . . . . . . . . . .   RCFD 2948                 6,834,742 21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.  . . . . . . . . . . . . . . . .   RCFD 3838                         0 23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3230                    75,600 24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . . . . .   RCFD 3839                   126,843 25.
26.  a. Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . .   RCFD 3632                   339,860 26.a.
     b. Net unrealized holding gains (losses)  on available-for-sale securities. . .   RCFD 8434                     5,560 26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . . . . .   RCFD 3284                         0 27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . . . .   RCFD 3210                   547,863 28.
29.  Total liabilitiesand equity capital (sum of items 21 and 28)  . . . . . . . . .   RCFD 3300                 7,382,605 29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best                                     Number
   describes the most comprehensive level of auditing work performed for the                                        ------
   bank by independent external auditors as of any date during 1994. . . . . . . . .   RCFD 6724                       N/A   M.1.

   1 =  Independent audit of the bank conducted       5 =  Review of the bank's financial statements
        in accordance with generally accepted              by external auditors.
        auditing standards by a certified public
        accounting firm which submits a report
        on the bank.

   2 =  Independent audit of the bank's parent        6 =  Compilation of the bank's financial
        holding company conducted in accordance            statements by external auditors.
        with generally accepted auditing
        standards by a certified public
        accounting firm which submits a report
        on the consolidated holding company
        (but not on the bank separately).

   3 =  Directors' examination of the bank            7 =  Other audit procedures
        conducted in accordance with generally             (excluding tax preparation work).
        accepted auditing standards by a certified
        public accounting firm (may be
        required by state chartering authority).

   4 =  Directors' examination of the bank performed  8 =  No external audit work.
        by other external auditors (may be required by state chartering authority).

___________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.